SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.)

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NATIONWIDE MUTUAL FUNDS
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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NATIONWIDE MUTUAL FUNDS
1200 River Road, Suite 1000
Conshohocken, Pennsylvania 19428
(800) 848-0920

June 9, 2009

Dear Shareholders:

     The enclosed Information Statement details a recent subadviser change relating to the Nationwide Money Market Fund (the “Fund”), a series of Nationwide Mutual Funds (the “Trust”).

     Specifically, the Board of Trustees of the Trust (the “Board”) has approved, with respect to the Fund, the selection of Federated Investment Management Company (“Federated”) to serve as the subadviser to the Fund. At the same time, the Board accepted the termination of Nationwide Asset Management LLC (“NWAM”), as subadviser to the Fund. These changes became effective on April 2, 2009. The Trust has received an exemptive order from the U.S. Securities and Exchange Commission that allows certain subadviser changes to be made without shareholder approval (the “Manager of Managers Order”). The Manager of Managers Order instead requires that this Information Statement be sent to you.

     The Board approved the replacement of NWAM with Federated upon the recommendation of Nationwide Fund Advisors (“NFA”), the investment adviser to the Fund. This recommendation was based on several factors, including, among other things:

  NWAM’s stated desire to withdraw from the management of money market mutual funds as a result of its internal restructuring plan;
  Federated’s investment process, experience and performance with money market mutual funds; and
  Federated’s money market investment professionals who would be supporting and managing the Fund.

     Please read the enclosed Information Statement for additional information.

     We look forward to continuing to serve you and the Fund in the future.

Sincerely,

/s/Eric E. Miller
Eric E. Miller
Secretary, Nationwide Mutual Funds

NATIONWIDE MUTUAL FUNDS
1200 River Road, Suite 1000
Conshohocken, Pennsylvania 19428
(800) 848-6331

INFORMATION STATEMENT

     The Board of Trustees (the “Board”) of Nationwide Mutual Funds (the “Trust”) is furnishing this Information Statement with respect to the Nationwide Money Market Fund (the “Fund”). All shareholders of record on April 2, 2009 will receive this Information Statement. This Information Statement will be sent to shareholders on or about June 24, 2009. The Information Statement is also available online at www.nationwide.com/mutualfunds. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers which are unaffiliated with NFA, to terminate subadvisory relationships and to make changes to existing subadvisory agreements with the approval of the Board, but without obtaining shareholder approval, provided, among other things, that the Fund send to its shareholders an information statement describing any new subadviser within 90 days of hiring such subadviser.

     WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND WE
REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

     The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the supervision and direction of the Board. NFA selects subadviser(s) it believes will provide the Fund with high quality investment management services consistent with the Fund’s investment objective. NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

     Effective April 2, 2009, Federated Investment Management Company (“Federated”) began serving as subadviser to the Fund, replacing Nationwide Asset Management, LLC (“NWAM”). As a result of this change, the assets of the Fund previously subadvised by NWAM are now subadvised by Federated.

     Federated is independent of NFA and discharges its responsibilities subject to the oversight and supervision of NFA. Federated is paid by NFA from the fees NFA receives from the Fund. In accordance with procedures adopted by the Board, the subadviser of the Fund may effect portfolio transactions through an affiliated broker-dealer that receives brokerage commissions in connection therewith as permitted by applicable law.

     The purpose of this Information Statement is to report the selection of Federated, located at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779, as the new subadviser to the Fund. Federated began serving as the Fund subadviser on April 2, 2009, following action taken by the Board on March 12, 2009 to approve Federated as subadviser to the Fund. The decision by the Board to approve Federated as subadviser, as well as other important information, is described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

     As part of NFA’s duties to select and supervise the Fund’s subadvisers, NFA is responsible for communicating performance expectations to, and evaluating the performance of, each subadviser and recommending to the Board whether new subadvisers should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

     As a result of an internal restructuring plan, NWAM made a decision to withdraw from the management of money market mutual funds. Accordingly, NWAM notified NFA of its intention to resign as subadviser to the Fund. NFA determined that due to NWAM’s desire to withdraw from the management of money market mutual funds and the difficulties currently facing the money market fund industry, it was important to proceed with a transition to a different subadviser that would be rapid, yet orderly, with as little disruption as possible in the operation of the Fund, while maintaining the quality of portfolio management provided to the Fund’s shareholders. NFA considered the challenges facing the short-term credit markets, the increased complexity of money market instruments themselves and the regulations governing money market funds that continue to warrant a level of dedicated internal research and other resources.

     NFA employed a subadviser selection process that was driven by certain qualitative and quantitative criteria. In addition to considering relative performance, NFA also considered a subadviser’s experience and history of managing Rule 2a-7 money market funds and its reputation for conservative management. NFA also examined a subadviser’s commitment to the business/core competency, its financial stability, and its responses and adaptations to regulatory initiatives. Discussions and on-site due diligence visits were conducted with the potential subadvisers that met these criteria. As a result of this selection process, NFA recommended the appointment of Federated to subadvise the Fund.

Federated

     Of the proposed subadvisers, NFA found Federated to be the most qualified subadviser for the Fund. In addition to other factors, Federated was selected because of their: (1) roughly 34 years of experience managing Rule 2a-7 money market mutual funds; (2) dedicated money market investment professionals with an average of nine years of investment experience; and (3) focus on the importance of the money market business to its firm, which was highlighted by the extent of money market assets that Federated manages. Federated’s management approach is to pursue an optimized yield while maintaining liquidity and preserving principal. It follows cash flow patterns to anticipate the day-to-day portfolio dynamics. Federated then factors in macroeconomics analysis in building the final portfolio.

     Based on the foregoing considerations, NFA recommended to the Board that Federated be approved as subadviser to the Fund.

BOARD CONSIDERATIONS

     At a Board meeting held in-person on March 12, 2009, the Board, including the Trustees who are not considered “interested persons” under the Investment Company Act of 1940 (the “1940 Act”) (“Independent Trustees”), discussed and unanimously accepted the resignation of NWAM as subadviser to the Fund and the hiring of Federated as subadviser to the Fund. The Trustees were provided with detailed materials relating to Federated in advance of and at the meeting. The Independent Trustees met in executive session with their independent legal counsel prior to the meeting to discuss information relating to the replacement of NWAM with Federated and the possible effect on the Fund. The material factors and conclusions that formed the basis for the approval are discussed below.

The Nature, Extent, and Quality of the Services Provided by Federated, as Subadviser.

     The Board reviewed Federated’s investment strategy, as well as Federated’s credit review process and performance record with respect to money market instruments. The Board also examined and considered the experience of Federated’s investment personnel, who would be managing the Fund.

     The Board stated their belief that any change in subadviser should not result in a change in the overall advisory fees paid by the Fund. The Board noted that NFA proposed to pay Federated’s subadvisory fees out of the advisory fee that NFA receives. As a result, there would be no change in the advisory fees paid by the Fund.

     Investment Performance. The Board evaluated the Fund’s investment performance and considered the performance of the portfolio managers who were expected to manage the Fund on behalf of Federated. The Board also reviewed the comparative performance for money market funds managed by Federated, based on data provided by Lipper. The Trustees concluded that the historical investment performance record of the portfolio managers who were expected to manage the Fund on behalf of Federated, in combination with various other factors, supported a decision to approve the subadvisory agreement.

     Fee Level. The Board considered the Fund’s overall fee level and noted that the overall expenses of the Fund would remain the same under the subadvisory agreement, as Federated’s fees are paid out of the advisory fee that NFA receives from the Fund. The Board concluded that the subadvisory fees to be paid to Federated were fair and reasonable.

     Economies of Scale. The Board noted that the Fund’s current advisory and subadvisory fee schedules include breakpoints that are intended to result in fee reductions to shareholders over time as assets increase.

     Profitability; Fall-Out Benefits. The Board considered the factor of profitability to Federated as a result of the subadvisory relationship with the Fund. In addition, the Board considered whether any “fall-out” or ancillary benefits would accrue to Federated as a result of its relationship with the Fund. However, since Federated’s subadvisory relationship is new with respect to the Fund, it was not possible to accurately assess either factor at this time.

     Terms of the Subadvisory Agreement. The Board reviewed the terms of the subadvisory agreement and noted that the terms are identical in all material respects as the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers. The Board concluded that the terms were fair and reasonable.

     Conclusion. Based on this information, the Board, including all of the Independent Trustees, concluded that the nature, extent and quality of the subadvisory services to be provided by Federated were appropriate for the Fund in light of its investment objectives. The totality of multiple factors taken together, instead of any single factor, informed the Board’s decision. The Board concluded that the approval of the subadvisory agreement was in the best interests of the Fund and its shareholders and unanimously approved the subadvisory agreement.

THE SUBADVISORY AGREEMENT

     The subadvisory agreement with Federated, dated April 2, 2009 (the “Agreement”), was approved by the Board on March 12, 2009. In accordance with the Manager of Managers Order, the Agreement will not be submitted to the Fund’s shareholders for their approval. The following is a brief summary of the material terms of the Agreement.

     Term. The Agreement has an initial term that expires on May 1, 2010 and continues for successive one-year terms thereafter as long as its continuance is approved by the Board. The Agreement can be terminated on not more than 60-day written notice by NFA, the Trust on behalf of the Fund, a majority of the outstanding voting securities of the Fund or Federated. The Agreement terminates automatically if assigned by any party.

     Fees. Under the Agreement, the annual fee payable by NFA to Federated (as a percentage of the Fund’s average daily net assets) is set forth in the table attached as Exhibit A. The overall advisory fees of the Fund would remain the same under the Agreement, as Federated’s fee is paid out of the advisory fee that NFA receives from the Fund.

     Duties. Under the Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to Federated and for overseeing and reviewing the performance of Federated. Federated is required to manage the Fund in accordance with the Fund’s investment objectives and policies, subject to the supervision of NFA and the Board.

     Brokerage. Under the Agreement, Federated is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers Federated selects and to negotiate commissions to be paid on such transactions. In doing so, Federated is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

     Indemnification. Under the Agreement, Federated and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement or violation of applicable law.

     Federated is required, under the Agreement, to indemnify NFA, the Trust, the Fund and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of Federated’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances. The Agreement also contains provisions pursuant to which NFA is required to indemnify Federated for any liability and expenses which may be sustained by Federated unless they were the result of Federated’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law.

     Regulatory Pronouncements. The Agreement also includes provisions arising from regulatory changes. These provisions include a requirement that Federated establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits Federated to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between Federated and other subadvisers to funds affiliated with the Fund.

     Further Information. The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement is on file with the SEC and is available (i) in person at the SEC’s Public Reference Room in Washington, D.C. (upon payment of any applicable fees); (ii) by mail by sending your request to SEC Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-0102 (upon payment of any applicable fees); or (iii) at the SEC’s website - http://www.sec.gov - through the EDGAR system.

OTHER INFORMATION ABOUT FEDERATED

     Federated is located at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779. The following table sets forth the name and principal occupation of each principal executive officer and each director of Federated. The address of each person listed below is Federated Investors Towers, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.

Name	Title
John B. Fisher	President, Chief Executive Officer
J. Christopher Donahue	Chairman
Thomas R. Donahue	Treasurer
William D. Dawson III	Vice Chairman
Brian P. Bouda	Chief Compliance Officer
G. Andrew Bonnewell	Secretary
Deborah A. Cunningham	Chief Investment Officer

     Federated, a subsidiary of Federated Investors, Inc., is a publicly owned investment manager that is majority-owned (75%) by FII Holdings, Inc., a private subsidiary located at 1001 Liberty Avenue, Suite 2100, Federated Investors Towers, Pittsburgh, PA 15222-3727.

MORE ABOUT FEES AND EXPENSES

     The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B.

     During the fiscal year ended October 31, 2008, the Fund paid the amounts to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

     NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including the Independent Trustees, on January 16, 2009. The Investment Advisory Agreement was last approved by Fund shareholders on April 27, 2007. The key features of the Investment Advisory Agreement are described below.

     Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the supervision and direction of the Board: (i) sets overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of a Fund’s assets not otherwise assigned to a subadviser. With regard to subadvisers, NFA, subject to the supervision and direction of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

     Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

     Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not more than 60-days written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

     As of April 2, 2009, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

     As of April 2, 2009, to the Trust’s knowledge, no person, except as set forth in the table at Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

     As of April 2, 2009, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

     Although shareholders are not being asked to vote on the approval of Federated as subadviser to the Fund, the Trust is required by the rules of the SEC to summarize the voting rights of shareholders. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Shareholders will also be permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders and to shareholders.

     The foregoing description of shareholder voting rights with respect to the Fund is only a brief summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders will fully describe the voting rights of shareholders and the voting procedures that will be followed at the shareholder meeting.

     Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter. Under the terms of a Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly-owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is 1200 River Road, Suite 1000, Conshohocken, Pennsylvania 19428.

     NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly-owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policy holders. The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

     No Officer or Trustee of the Trust is an officer, employee, or director of Federated, nor do any such Officers or Trustees own securities issued by Federated or have any other material direct or indirect interest in Federated.

     The Trust will furnish without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free (800) 848-0920. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request.

By Order of the Board of Trustees of
Nationwide Mutual Funds,

/s/Eric E. Miller
Eric E. Miller, Secretary

June 9, 2009

EXHIBIT A

SUBADVISORY FEES

     The annual fee payable by NFA to Federated (as a percentage of the Fund’s average daily net assets under Federated’s management) is set forth in the following table.

Fund Name	Subadvisory Fees
Nationwide Money Market Fund	$0 up to $500 million – 0.10%
$500 million up to $1 billion – 0.08%
$1 billion up to $1.5 billion – 0.06%
$1.5 billion up to $2 billion – 0.04%
$2 billion or more – 0.02%

The above subadvisory fee schedule is based on the combined assets of Nationwide Money Market Fund, NVIT Money Market Fund and NVIT Money Market Fund II, and is subject to NFA’s commitment to pay Federated a minimum annual fee of $2 million.

A-1

EXHIBIT B

INVESTMENT ADVISORY FEES

     The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table.

Fund Name	Advisory Fees
Nationwide Money Market Fund	0.40% - Up to $1 billion
0.38% - $1 billion up to $2 billion
0.36% - $2 billion up to $5 billion
0.34% - $5 billion or more

B-1

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

     The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended October 31, 2008. The amount indicated is net of waivers and reimbursements.

Fund	Advisory Fees ($)
Nationwide Money Market Fund	$8,817,290

C-1

EXHIBIT D

     As of April 2, 2009, the Fund had issued outstanding the shares in the amount set forth in the table below.

Fund	Number of Shares Outstanding
Nationwide Money Market Fund
Prime Shares	2,630,465,185.690
Institutional Class	1,943,394,223.856
Service Class	11,873,772.754

D-1

EXHIBIT E

     As of April 2, 2009, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund:

Name and Address of Shareholder	Number of Shares	Percentage of the
	Beneficially Owned	class Held by the
		Shareholder
Nationwide Money Market Fund Institutional Class

NATIONWIDE INVESTMENT SERVICES CORP.
C/O IPO PORTFOLIO ACCOUNTING
ONE NATIONWIDE PLAZA
COLUMBUS OH 43215	1,505,544,916.070	77.47%

NATIONWIDE INVESTMENT SERVICES CORP.
C/O IPO PORTFOLIO ACCOUNTING
ONE NATIONWIDE PLAZA
COLUMBUS OH 43215	356,466,631.550	18.34%

Nationwide Money Market Fund Prime Shares

NATIONWIDE INVESTMENT SERVICES CORP.
C/O IPO PORTFOLIO ACCOUNTING
ONE NATIONWIDE PLAZA
COLUMBUS OH 43215	235,041,193.097	38.23%

NATIONWIDE INVESTMENT SERVICES CORP.
C/O IPO PORTFOLIO ACCOUNTING
ONE NATIONWIDE PLAZA
COLUMBUS OH 43215	232,335,372.090	37.79%

Nationwide Money Market Fund Prime Shares B

RBC CAPITAL MARKETS CORPORATION
60 SOUTH STREET
MINNEAPOLIS MN 55402-4400	226,715.040	7.77%

Nationwide Money Market Fund Prime Shares C

NATIONAL FINANCIAL SERVICES LLC
200 LIBERTY STREET
ONE WORLD FINANCIAL CENTER 5TH FLR
NEW YORK NY 10281-1003	592,742.740	32.91%

E-1

ARTHUR ITKIN
SEP IRA
2720 WILDWOOD LN
DEERFIELD IL 60015-1262	145,554.410	8.08%

CHARLES Y S YEE
CHARLOTTE M YEE
JTWROS
975 ALA LEHUA ST
HONOLULU HI 96818-2303	109,294.830	6.07%

LISA J K FLORES
ROTH IRA
45 -587 AWANENE PLACE
KANEOHE HI 96744	100,000.670	5.55%

Nationwide Money Market Fund Service Class

NATIONWIDE INVESTMENT SERVICES CORP.
C/O IPO PORTFOLIO ACCOUNTING
ONE NATIONWIDE PLAZA
COLUMBUS OH 43215	9,932,512.620	83.65%

MG TRUST COMPANY CUST FBO
I B LOGISTICS LLC
700 17TH STREET
SUITE 300
DENVER CO 80202	1,869,959.484	15.75%

E-2